Exhibit 10.1

STANDARD MULTI-TENANT OFFICE LEASE - GROSS

AIR COMMERCIAL REAL ESTATE ASSOCIATION

1.                                      Basic Provisions (“Basic Provisions”).

1.1                               Parties:  This Lease (“Lease”), dated for reference purposes only April 14, 2008 is made by and between Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, Restated 1995 (“Lessor”) and Genoptix, Inc., a Delaware Corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2                               (a)                                  Premises:  That certain portion of the Project (as defined below), known as Suite Numbers(s) 100, 106 & 200, consisting of approximately 42,948 rentable square feet and approximately 36,397 useable square feet (“Premises”).  The Premises are located at:  1811 Aston Avenue in the City of Carlsbad, County of San Diego, State of California, with zip code 92008.  In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, the area above the dropped ceilings, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project.  The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.”  The Project consists of approximately 56,721 rentable square feet.  (See also Paragraph 2)

(b)                                  Parking:  one hundred seventy three (173) unreserved and zero (0) reserved vehicle parking spaces at a monthly cost of $zero (0) per unreserved space and $zero (0) per reserved space.  (See Paragraph 2.6)

1.3                               Term:  Six (6) years and zero (0) months (“Original Term”) commencing January 1, 2009 (“Commencement Date”) and ending December 31, 2014 (“Expiration Date”).  (See also Paragraph 3)

1.4                               Early Possession:  Upon substantial completion of tenant improvements to Suite 200 (“Early Possession Date”).  (See also Paragraphs 3.2 and 3.3)

1.5                               Base Rent:  $111,665.00 per month (“Base Rent”), payable on the first day of each month commencing January 1, 2009.  (See also Paragraph 4)

☒  If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6                               Lessee’s Share of Operating Expense Increase:  seventy-six percent (76%) (“Lessee’s Share”).  Lessee’s Share has been calculated by dividing the approximate rentable square footage of the Premises by the total approximate square footage of the rentable space contained in the Project and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Project.

1.7                               Base Rent and Other Monies Paid Upon Execution:

(a)                                  Base Rent:  $111,665.00 for the period January 1-31, 2009.

(b)                                  Security Deposit:  $111.665.00 (“Security Deposit”).  (See also Paragraph 5)

(c)                                  Parking:  $0.00 for the period                         .

(d)                                  Other:  $0.00 for                                       .

(e)                                  Total Due Upon Execution of this Lease:  $223,330.00.

1.8                               Agreed Use:  General office uses and any other legal related uses permitted under all applicable laws and zoning.  (See also Paragraph 6)

1.9                               Base Year; Insuring Party. The Base Year is 2009. Lessor is the “Insuring Party”. (See also Paragraphs 4.2 and 8)

1.10                        Real Estate Brokers:  (See also Paragraph 15)

1.11                        Guarantor.  The obligations of the Lessee under this Lease shall be guaranteed by N/A (“Guarantor”).  (See also Paragraph 37)

1.12                        Business Hours for the Building:  8:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays) and 8:00 a.m. to 12:00 p.m. on Saturdays (except Building Holidays).

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“Building Holidays” shall mean the dates of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and                                 .

1.13                        Lessor Supplied Services.  Notwithstanding the provisions of Paragraph 11.1, Lessor is NOT obligated to provide the following:

☐    Janitorial services

☒   Electricity to individual suites

☒   Other (specify):  telephone to individual suites

1.14                        Attachments.  Attached hereto are the following, all of which constitute a part of this Lease:

☒   an Addendum consisting of Paragraphs 50 through 73;

☐    a plot plan depicting the Premises;

☐    a current set of the Rules and Regulations;

☒   Tenant Improvement Agreement ;

☐    a janitorial schedule;

☐    other (specify):

.

2.                                      Premises.

2.1                               Letting.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.  Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

2.2                               Condition.  Lessor shall deliver the Premises to Lessee in a clean condition on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and all other items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law.

2.3                               Compliance.  Lessor warrants to the best of its knowledge that the improvements comprising the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) in effect on the Start Date.  Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee.  NOTE:  Lessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed.  If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.  If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)                                 Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent.  If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter.  Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)                                 If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of

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the term of this Lease and any exercised Option Period , on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises.  Lessee shall pay Interest on the balance but may prepay its obligation at any time.  If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure.

(c)                                  Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to nonvoluntary, unexpected, and new Applicable Requirements.  If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either:  (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense.  Lessee shall not have any right to terminate this Lease.

2.4                               Acknowledgements.  Lessee acknowledges that:  (a) Lessee has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.  In addition, Lessor acknowledges that:  (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5                               Vehicle Parking.  So long as Lessee is not in default, and subject to the Rules and Regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use the number of parking spaces specified in Paragraph 1.2(b) at the rental rate applicable from time to time for monthly parking as set by Lessor and/or its licensee.

(a)                                  If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, upon notice to Lessee, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.6                               Common Areas - Definition.  The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Lessor from time to time for the general nonexclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.7                               Common Areas - Lessee’s Rights.  Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project.  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas.  Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time.  In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.8                               Common Areas - Rules and Regulations.  Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to adopt, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees.  The Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform.  Lessor shall not be responsible to Lessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

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2.9                               Common Areas - Changes.  Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)                                  To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)                                  To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)                                  To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d)                                  To add additional buildings and improvements to the Common Areas;

(e)                                  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)                                    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.                                      Term.

3.1                               Term.  The Commencement Date, Expiration Date and Original Term of this Lease are as specified in
Paragraph 1.3.

3.2                               Early Possession.  If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession.  All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of the Operating Expense Increase) shall be in effect during such period.  Any such early possession shall not affect the Expiration Date.

3.3                               Delay In Possession.  Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date.  If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease.  Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.  If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder.  If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate.  If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4                               Lessee Compliance.  Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5).  Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance.  Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.                                      Rent.

4.1                               Rent Defined.  All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2                               Operating Expense Increase.  Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the “Operating Expense Increase”, in accordance with the following provisions:

(a)                                  “Base Year” is as specified in Paragraph 1.9.

(b)                                  “Comparison Year” is defined as each calendar year during the term of this Lease subsequent to the Base Year; provided, however, Lessee shall have no obligation to pay a share

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of the Operating Expense Increase applicable to the first 12 months of the Lease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Lessee shall pay Lessee’s Share, notwithstanding they occur during the first twelve (12) months).  Lessee’s Share of the Operating Expense Increase for the first and last Comparison Years of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Lessee is responsible for a share of such increase.

(c)                                  The following costs relating to the ownership and operation of the Project, calculated as if the Project was at least 100% occupied, are defined as “Operating Expenses”:

(i)                                    Costs relating to the operation, repair, and maintenance in neat, clean, safe, good order and condition, but not the replacement (see subparagraph (g)), of the following:

(1)                                 The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

(2)                                 All heating, air conditioning, plumbing, electrical systems, life safety equipment, communication systems and other equipment used in common by, or for the benefit of, tenants or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

(ii)                                The cost of trash disposal, janitorial and security services, pest control services, and the costs of any environmental inspections;

(iii)                            The cost of any other service to be provided by Lessor that is elsewhere in this Lease stated to be an “Operating Expense”;

(iv)                             The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 and any deductible portion of an insured loss concerning the Building or the Common Areas;

(v)                                 The amount of the Real Property Taxes payable by Lessor pursuant to paragraph 10;

(vi)                             The cost of water, sewer, gas, electricity, and other publicly mandated services not separately metered;

(vii)                         Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting and management fees attributable to the operation of the Project;

(viii)                     The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such Capital Expenditure in any given month;

(ix)                            The cost to replace equipment or improvements that have a useful life for accounting purposes of 5 years or less.

(x)                                Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.

(d)                                  Any item of Operating Expense that is specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building.  However, any such item that is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(e)                                  The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(c) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(f)                                    Lessee’s Share of Operating Expense Increase is payable monthly on the same day as the Base Rent is due hereunder.  The amount of such payments shall be based on Lessor’s estimate of the Operating Expense Expenses.  Within 60 days after the expiration of each calendar year, written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year.  If Lessee’s payments during such Year exceed Lessee’s Share, Lessee shall credit the

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amount of such over-payment against Lessee’s future payments.  If Lessee’s payments during such Year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 30 days after delivery by Lessor to Lessee of said statement.  Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Lessee is responsible as to Operating Expense Increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year.

(g)                                 Operating Expenses shall not include the costs of replacement for equipment or capital components such as the roof, foundations, exterior walls or a Common Area capital improvement, such as the parking lot paving, elevators, fences that have a useful life for accounting purposes of 5 years or more.

(h)                                 Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

4.3                               Payment.  Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States on or before the day on which it is due, without offset or deduction.  All monetary amounts shall be rounded to the nearest whole dollar.  In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease.  Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month.  Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.  In the event that any four (4) checks, drafts, or other instrument of payment given by Lessee to Lessor is dishonored for any reason during the term of this lease, Lessor, at its option, may require all future Rent be paid by cashier’s check.  Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.                                      Security Deposit.  Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease.  If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof.  If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent.  Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof.  If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.  Lessor shall not be required to keep the Security Deposit separate from its general accounts.  Within 90 sixty days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.                                      Use.

6.1                               Use.  Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that unreasonably disturbs occupants of or causes damage to neighboring premises or properties.  Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles.  Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements of the Building, will not adversely affect the mechanical, electrical, HVAC, and other systems of the Building, and/or will not affect the exterior appearance of the Building.  If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2                               Hazardous Substances.

(a)                                  Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be

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on the Premises, is either:  (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, byproducts or fractions thereof.  Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use such as ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.  In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)                                  Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)                                  Lessee Remediation.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)                                  Lessee Indemnification.  Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee).  Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)                                  Lessor Indemnification.  Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees.  Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)                                    Investigations and Remediations.  Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)                                 Lessor Termination Option.  If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in

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which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice.  In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment.  In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available.  If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3                               Lessee’s Compliance with Applicable Requirements.  Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date.  Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.  Likewise, Lessee shall immediately promptly give written notice to Lessor of:  (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4                               Inspection; Compliance.  Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease.  The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1e) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority.  In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.  In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7.                                      Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1                               Lessee’s Obligations.  Notwithstanding Lessor’s obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to abuse or misuse.  Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any improvements with the Premises.  Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee’s responsibility hereunder.

7.2                               Lessor’s Obligations.  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, fire alarm and/or smoke detection systems, fire hydrants, and the Common Areas.  Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3                               Utility Installations; Trade Fixtures; Alterations.

(a)                                  Definitions.  The term “Utility Installations” refers to all floor and window coverings, air lines, vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, and plumbing in or on the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.  “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

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(b)                                  Consent.  Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent.  Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, ceilings, floors or any existing walls, will not adversely affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed $2000.  Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor.  Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor.  Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  Consent shall be deemed conditioned upon Lessee’s:  (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials and in accordance with Building Standard construction and finishes.  Lessee shall promptly upon completion furnish Lessor with asbuilt plans and specifications.  Concurrently with its consent, Lessor shall indicate in writing whether any proposed Alterations or Utility Installations will be required to be removed upon the expiration of the Term.

(c)                                  Liens; Bonds.  Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.  If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.  If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4                               Ownership; Removal; Surrender; and Restoration.

(a)                                  Ownership.  Subject to Lessor’s right to require removal pursuant to Section 7.3 (b) or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises.  Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.  Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)                                  Removal.  Subject to the provisions of Section 7.3 (b), by By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease.  Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

7.5                               Surrender; Restoration.  Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice.  Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear.  Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee.  Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements.  Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee.  Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire.  The cost associated with the removal or disposal of any abandoned personal property shall be deducted from Lessee’s Security Deposit.  The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.                                      Insurance; Indemnity.

8.1                               Insurance Premiums.  The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 are included as Operating Expenses (see paragraph 4.2 (c)(iv)).  Said costs shall include increases in the premiums resulting from additional coverage related to requirements

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of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase.  Said costs shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building.  If the Project was not insured for the entirety of the Base Year, then the base premium shall be the lowest annual premium reasonably obtainable for the required insurance as of the Start Date, assuming the most nominal use possible of the Building and/or Project.  In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).

8.2                               Liability Insurance.

(a)                                  Carried by Lessee.  Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000.  Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)                                  Carried by Lessor.  Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee.  Lessee shall not be named as an additional insured therein.

8.3                               Property Insurance - Building, Improvements and Rental Value.

(a)                                  Building and Improvements.  Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Building and/or Project.  The amount of such insurance shall be equal to the full insurable replacement cost of the Building and/or Project, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof.  Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

(b)                                  Rental Value.  Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”).  Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c)                                  Adjacent Premises.  Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.  Lessee’s Improvements.  Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4                               Lessee’s Property; Business Interruption Insurance.

(a)                                  Property Damage.  Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 $25,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.  Lessee shall provide Lessor with written evidence that such insurance is in force.

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(b)                                Business Interruption.  Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)                                  No Representation of Adequate Coverage.  Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5                               Insurance Policies.  Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender.  Lessee shall not do or permit to be done anything which invalidates the required insurance policies.  Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance.  Lessee shall provide Lessor written notice no later then three business days following Lessee’s receipt of any cancellation or modification notification of any insurance policy and shall include in the notice to Lessor copies of any written communication from the insurance company or its agents in connection with such cancellation or modification.  Lessee shall, at least 30 days following the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6                               Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7                               Indemnity.  Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee.  If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8                               Exemption of Lessor and its Agents from Liability.  Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for:  (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom.  Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9                               Failure to Provide Insurance.  Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain.  Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% 5% of the then existing Base Rent or $100, whichever is greater.  The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance.  Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

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9.                                      Damage or Destruction.

9.1                               Definitions.

(a)                                  “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)                                  “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)                                  “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)                                  “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)                                  “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2                               Partial Damage - Insured Loss.  If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect.  Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs.  In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor.  If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect.  If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to:  (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter.  Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3                               Partial Damage - Uninsured Loss.  If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either:  (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage.  Such termination shall be effective 60 days following the date of such notice.  In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment.  In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available.  If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4                               Total Destruction.  Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction.  If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

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9.5                               Damage Near End of Term.  If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage.  Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires.  If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6                               Abatement of Rent; Lessee’s Remedies.

(a)                                  Abatement.  In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired , but not to exceed the proceeds received from the Rental Value insurance.  All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)                                  Remedies.  If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice.  If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice.  If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect.  “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7                               Termination; Advance Payments.  Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.  Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.                               Real Property Taxes.

10.1                        Definitions.  As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located.  “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein:  (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2                        Payment of Taxes.  Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3                        Additional Improvements.  Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees.  Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4                        Joint Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from

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the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.  Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5                        Personal Property Taxes.  Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises.  When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.                               Utilities and Services.

11.1                        Services Provided by Lessor.  Lessor shall provide heating, ventilation, air conditioning, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use in connection with an office, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.  Lessor shall also provide janitorial services to the Premises and Common Areas 5 times per week, excluding Building Holidays, or pursuant to the attached janitorial schedule, if any.  Lessor shall not, however, be required to provide janitorial services to kitchens or storage areas included within the Premises.

11.2                        Services Exclusive to Lessee.  Lessee shall pay for all electricity, water, gas, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon.  If a service is deleted by Paragraph 1.13 and such service is not separately metered to the Premises, Lessee shall pay at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges for such jointly metered service.

11.3                        Hours of Service.  Said services and utilities shall be provided during times set forth in Paragraph 1.12.  Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

11.4                        Excess Usage by Lessee.  Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security and trash services, over standard office usage for the Project.  Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee.  Lessor may, in its sole discretion, install at Lessee’s expense supplemental equipment and/or separate metering applicable to Lessee’s excess usage or loading.

11.5                        Interruptions.  There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.                               Assignment and Subletting.

12.1                        Lessor’s Consent Required.

(a)                                  Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent or to a tenant whose use is more intensive than original tenant.

(b)                                  Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent.  The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)                                  An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period.  If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either:  (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect.  Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

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(d)                                  Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.  Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(e)                                  Notwithstanding the foregoing, allowing a de minimis portion of the Premises, i e. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2                        Terms and Conditions Applicable to Assignment and Subletting.

(a)                                  Regardless of Lessor’s consent, no assignment or subletting shall:  (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)                                  Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)                                  Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)                                  In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)                                  Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of 10% of the current monthly base rent or $500 whichever is greater as consideration for Lessor’s considering and processing said request.  Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.  (See also Paragraph 36)

(f)                                    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)                                 Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing.  (See Paragraph 39.2)

12.3                        Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)                                  Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent.  In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee.  Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee.  Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease.  Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)                                  In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

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(c)                                  Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)                                  No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)                                  Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

(f)                                    Notwithstanding anything contained in Paragraph 7.3 and 12 of this lease, if a sublessee desires to modify the Premises, Lessee will deposit with Lessor adequate funds to restore the Premises to its original condition upon lease termination prior to Lessor’s approval of said Sublease.

13.                               Default; Breach; Remedies.

13.1                        Default; Breach.  A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)                                  The vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)                                  The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 5 business days following written notice to Lessee.  THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)                                  The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d)                                  The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 business days following written notice to Lessee.

(e)                                  A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)                                    The occurrence of any of the following events:  (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 60 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)                                 The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)                                 If the performance of Lessee’s obligations under this Lease is guaranteed:  (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice

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of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2                        Remedies.  If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals.  Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor.  In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)                                  Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor.  In such event Lessor shall be entitled to recover from Lessee:  (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent.  Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1.  In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)                                  Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)                                  Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located.  The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3                        Late Charges.  Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender.  Accordingly, if any Rent shall not be received by Lessor within 5 10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.   Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.

13.4                        Interest.  Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for nonscheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to nonscheduled payments.  The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

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13.5                        Breach by Lessor.

(a)                                  Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor.  For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

14.                               Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than 10% of the rentable floor area of the Premises, or more than 25% of Lessee’s Reserved Parking Spaces, if any, are taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph.  All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor.  In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.                               Brokerage Fees.

15.1                        Representations and Indemnities of Broker Relationships.  Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with this Lease, and that no one is entitled to any commission or finder’s fee in connection herewith.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.                               Estoppel Certificates.

(a)                                  Each Party (as “Responding Party”) shall within 10 business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIRCommercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)                                  If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that:  (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance.  Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)                                  If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.                               Definition of Lessor.  The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease.  In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor.  Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

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18.                               Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.                               Days.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.                               Limitation on Liability.  The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Project, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.                               Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.                               No Prior or Other Agreements; Broker Disclaimer.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.                               Notices.

23.1                        Notice Requirements.  All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S.  Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices.  Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice.  A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2                        Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier.  Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.                               Waivers.

(a)                                  No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)                                  The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee.  Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)                                  THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.                               Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a)                                  When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction.  Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)                                    Lessor’s Agent.  A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only.  A Lessor’s agent or subagent has the following affirmative obligations:  To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor.  To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties.  b. A duty of honest and fair dealing and good faith.  c. A duty to

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disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii)                                Lessee’s Agent.  An agent can agree to act as agent for the Lessee only.  In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor.  An agent acting only for a Lessee has the following affirmative obligations.  To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee.  To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties.  b. A duty of honest and fair dealing and good faith.  c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii)                            Agent Representing Both Lessor and Lessee.  A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee.  In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a.  A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lesser or the Lessee.  b.  Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii).  In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered.  The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests.  Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction.  A real estate agent is a person qualified to advise about real estate.  If legal or tax advise is desired, consult a competent professional.

26.                               No Right To Holdover.  Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.  In the event that Lessee or Lessee’s sublessee as approved by Lessor in accordance with Paragraph 12 hereof holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination.  Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.                               Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.                               Covenants and Conditions; Construction of Agreement.  All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.  In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.                               Binding Effect; Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.                               Subordination; Attornment; Non-Disturbance.

30.1                        Subordination.  This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof.  Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease.  Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2                        Attornment.  In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not:  (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any

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offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3                        Non-Disturbance.  With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4                        Self-Executing.  The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.                               Attorneys’ Fees.  If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense.  The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.                               Lessor’s Access; Showing Premises; Repairs.  Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises.  All such activities shall be without abatement of rent or liability to Lessee.

33.                               Auctions.  Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent.  Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.                               Signs.  Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof.

35.                               Termination; Merger.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies.  Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.                               Consents.  Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed.  Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.  Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.  The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.  In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

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37.                               Guarantor.

37.1                        Execution.  The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.

37.2                        Default.  It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide:  (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.                               Quiet Possession.  Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.                               Options.  If Lessee is granted an Option, as defined below, then the following provisions shall apply.

39.1                        Definition.  “Option” shall mean:  (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2                        Options Personal To Original Lessee.  Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.  Notwithstanding the foregoing, any Option shall be assignable to any Permitted Transferee.

39.3                        Multiple Options.  In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4                        Effect of Default on Options.

(a)                                  Lessee shall have no right to exercise an Option:  (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option or (v) if Lessee has been delinquent in paying Base Rent more than six (6) times during the lease term.

(b)                                  The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)                                  An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase if Lessee commits a Breach of this Lease.

40.                               Security Measures.  Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.  In the event, however, that Lessor should elect to provide security services, then the cost thereof shall be an Operating Expense.

41.                               Reservations.

(a)                                  Lessor reserves the right:  (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee.  Lessor may also:  change the name, address or title of the Building or Project upon at least 90 days prior written notice; provide and install, at Lessee’s expense, Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate; grant to any lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and to place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on signs in the Common Areas.  Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.  The obstruction of Lessee’s view, air, or light by any structure

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erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

(b)                                  Lessor also reserves the right to move Lessee to other space of comparable size in the Building or Project.  Lessor must provide at least 45 days prior written notice of such move, and the new space must contain improvements of comparable quality to those contained within the Premises.  Lessor shall pay the reasonable out of pocket costs that Lessee incurs with regard to such relocation, including the expenses of moving and necessary stationary revision costs.  In no event, however, shall Lessor be required to pay an amount in excess of two months Base Rent.  Lessee may not be relocated more than once during the term of this Lease.

(c)                                  Lessee shall not:  (i) use a representation (photographic or otherwise) of the Building or Project or their name(s) in connection with Lessee’s business; or (ii) suffer or permit anyone, except in emergency, to go upon the roof of the Building.

42.                               Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.  A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43.                               Authority; Multiple Parties; Execution

(a)                                  If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.  Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)                                  If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder.  It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)                                  This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44.                               Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45.                               Offer.  Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46.                               Amendments.  This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.  As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable nonmonetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47.                               Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48.                               Mediation and Arbitration of Disputes.  An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ Is ☑ is not attached to this Lease.

49.                               Americans with Disabilities Act.  Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation.  In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY

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REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES.  THE PARTIES ARE URGED TO:

1.                                      SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.                                      RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES.  SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO:  THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING AND SIZE OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING:  IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: 1811 Aston Carlsbad		Executed at: 2110 Rutherford Rd, Carlsbad, CA 92008

On: 4/15/08		On: 4/15/08

By LESSOR:		By LESSEE:

Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, Restated 1995		Genoptix, Inc., a Delaware Corporation

By:	/s/ Allen J. Blackmore	By:	/s/ Tina Nova Bennett

Name Printed: Allen Joseph Blackmore		Name Printed: Tina Nova Bennett, Ph.D.

Title:		Title: President & CEO

By:		By:	/s/ C. V. Kuhlen MD

Name Printed:		Name Printed: Christian V. Kuhlen

Title:		Title: VP, General Counsel

Address: Mail: P.O. Box 1810, Rancho Santa Fe, CA 92067, Physical: 1811 Aston Ave, Ste 102 Carlsbad, CA 92008		Address: 2110 Rutherford Rd. Carlsbad, CA 92008

Telephone: (760) 804-9600		Telephone: (760) 268-6200

Facsimile: (760) 804-9607		Facsimile: (760) 268-6201

Federal ID No.		Federal ID No.

NOTICE:  These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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ADDENDUM TO STANDARD MULTI-TENANT OFFICE LEASE GROSS

BY AND BETWEEN

ALLEN JOSEPH BLACKMORE, TRUSTEE OF THE BLACKMORE FAMILY TRUST,

RESTATED 1995, LESSOR

AND

GENOPTIX, INC., A DELAWARE CORPORATION, LESSEE

DATED APRIL 14, 2008

This Addendum to Standard Multi-Tenant Office Lease – Gross dated as of April 14, 2008, is attached to and made a part of that certain Standard Multi-Lessee Office Lease – Gross dated as of April 14, 2008 (the “Lease”) by and between Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, Restated 1995 (“Lessor”), and Genoptix, Inc., a Delaware Corporation (“Lessee”).  In the event of any express or implied inconsistency between the provisions of this Addendum and the Lease, the provisions of this Addendum shall control.  Initially capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Lease.

50.                                 SUBSTANTIAL COMPLETION:  The term “Substantially Completed” or “Substantial Completion” shall mean: (a) the shell and core of the Building are complete and in compliance with all Applicable Requirements and all of the Building’s plumbing, heating, life safety ventilating, air conditioning, or electrical systems (“Building Systems”) are operational to the extent necessary to service the Premises such that Tenant can conduct normal business operations from the Premises, (b) Lessor has completed all the work required to be performed by Lessor in accordance with the Tenant Improvement Agreement, except minor “punch-list” items which can be, and shall thereafter be, promptly completed, (c) Lessor has obtained a certificate of occupancy for the Premises, or a final sign off of the Permit by the City Inspector or its equivalent, (d) Lessee has been provided with the number of parking spaces to which it is entitled under the Lease, (e) Lessee has been tendered continuous and uninterrupted access to the Premises, and (f) Lessee has received a Non-Disturbance Agreement signed by Landlord and each current lien holder, ground lessor or mortgage holder of record.

51.                                 EARLY ACCESS:  Lessee, along with its contractors, subcontractors, agents, etc., shall be permitted to enter the Premises at any time prior to the anticipated Commencement Date provided said access has been coordinated in advance with Reno Contracting with no obligation to pay rent, for the purpose of installing furniture, fixtures, equipment, and leasehold improvements.  Such entry shall not interfere with or delay completion of the tenant improvements, or result in additional construction costs to Lessor.  Lessee shall be obligated to comply with all terms of the Lease except for the payment of Base Rent and Lessee’s Share of Operating Expenses during such early access period.

52.                                 BASE RENT INCREASES:

On January 1, 2010, the monthly Base Rent shall be increased to $115,015.00;

On January 1, 2011, the monthly Base Rent shall be increased to $118,465.00;

On January 1, 2012, the monthly Base Rent shall be increased to $122,019.00;

On January 1, 2013, the monthly Base Rent shall be increased to $125,680.00;

On January 1, 2014, the monthly Base Rent shall be increased to $129,450.00.

53.                                 MONUMENT SIGNAGE:  Lessee shall be granted signage rights on the monument sign located at the entrance to the Premises.  Said signage shall be designed by Lessor’s signage contractor using Tenant’s corporate logo and name, in accordance with the Building Signage Program, the CC&R’s and all City ordinances.  The cost of the sign, permit, design, fabrication and installation shall be charged to Lessee’s Tenant Improvement Allowance in an amount not to exceed $ 2,500 unless mutually agreed upon by Lessor and Lessee.  All costs associated with sign removal shall be at Lessee’s sole cost and expense.

54.                                 TENANT DIRECTORY AND SUITE IDENTIFICATION:  Lessee shall be granted Tenant Directory and Suite Identification signage in accordance with the Building Signage Program, which shall include a sign adjacent to Tenant’s suites and a directory listing.  All costs associated with the fabrication, installation and removal of said signage shall be at Lessee’s sole cost and expense in an amount not to exceed $ 300 unless mutually agreed upon by Lessor and Lessee.

55.                                 BUILDING SIGNAGE:  Lessee shall have the right to one exterior building top signage. Said signage shall be designed by Lessor’s signage contractor using Tenant’s corporate logo and name, in accordance with the Building Signage Program, the CC&R’s and all City ordinances.  The cost of the sign, permit, design, fabrication and installation shall be charged to Lessee’s Tenant Improvement Allowance in an amount not to exceed $5,000 unless mutually agreed upon by Lessor and Lessee. All costs associated with sign removal shall be at Lessee’s sole cost and expense.

56.                                 HEATING, VENTILATING, & AIR CONDITIONING:  Lessor, at Lessor’s expense, which expense shall be included in the Operating Expenses for the Base Year, shall furnish heating, ventilating and air-conditioning (HVAC) to the Premises, during the hours set forth in Paragraph 1.12 hereof.  After Hours HVAC usage shall be reimbursed to Lessor based upon Lessor’s actual cost for such usage.  If reimbursed, such actual costs shall be billed to Lessee monthly in addition to Base Rent.  Any dispute regarding the calculation of Landlord’s actual costs shall be determined by the Building’s HVAC maintenance contractor based upon data provided to Lessee.

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57.                                 REFUSE:  The trash bins are provided for the disposal of ordinary office refuse.  The use of the bins for the disposal of large items which do not constitute customary office refuse, i.e., packing crates, furniture, storage pallets, etc., is expressly prohibited, and shall be disposed of promptly in some other manner by Lessee at Lessee’s expense.

58.                                 ELECTRICAL AND PHONE SERVICES:  It is understood by the parties hereto that Lessee shall contract directly with the appropriate vendors for electricity and phone services to its suite and said costs shall be paid directly by Lessee to such vendors. These costs shall not be included in the Operating Expenses.  The costs of installing any separate meters for the Premises shall be borne solely by Lessor, and shall not be charged to Lessee as an Operating Expense.

59.                                 BUILDING MAINTENANCE:  Lessor has warranted the Building condition and compliance in Paragraphs 2.2 and 2.3.  To the extent that any system replacement or repair of any key component to the Building’s system is required to be made within nine (9) months of the Commencement Date, or Lessor receives notice within such nine (9) month period that any such replacements or repairs are required, such repair or replacement shall be paid for solely by Lessor and shall not be charged to Lessee as Building Operating Expenses provided such repair or replacement is not occasioned by Lessee’s negligence or abuse.

60.                                 RIGHT OF FIRST OFFER ON FIRST FLOOR SUITES 103 AND 104:  During the Term of the Lease, provided that Lessee is not in Breach of the Lease, Lessee shall have a continuing right to lease (a) Suite 103, located on the first floor of the Building (approximately 4,649 rentable square feet), a depiction of which space is attached as Exhibit F-1 hereto (“Suite 103 Space”), and (b) Suite 104, located on the first floor of the Building (approximately 6,886 rentable square feet), a depiction of which space is attached as Exhibit F-2 hereto (“Suite 104 Space”) should Lessor receive a bona fide, third party offer to lease either Suite 103 Space or Suite 104 Space (together the “First Floor Suites”).  If Lessor receives an offer from a bona fide third party to lease either of the First Floor Suites, then Lessor will notify Lessee in writing of the terms and conditions of such offer along with the terms and conditions that Lessor would be willing to accept. Such written notice shall be accompanied with a copy of the third party offer for verification purposes. Lessee shall keep such notices confidential.  Lessee shall have five (5) business days following receipt of Lessor’s notice to either (i) accept or reject the terms and conditions upon which Lessor would be willing to lease the applicable First Floor Suite, or (ii) enter into further negotiations with Lessor for the subject space for a period not to exceed ten (10) business days following the expiration of the five (5) business day period following receipt of Lessor’s notice, and if such negotiations do not result in a lease for such space, then Lessee shall be deemed to have rejected Lessor’s offer.  If Lessee elects to enter into negotiations, then before the termination of such negotiation, Lessee shall present Lessor with an offer (“Best and Final Offer”) containing the provision upon which Lessee would be willing to lease the proposed space.

If Lessee elects to accept the terms and conditions in Lessor’s notice or if Lessor and Lessee agree to terms during the negotiations or Lessor elects to accept the terms of the Best and Final Offer, then the accepting party shall notify the other party in writing and Lessee and Lessor shall then execute a amendment for one or both of the First Floor Suites upon which the parties have agreed to lease to be upon the same terms and conditions as the existing Lease, with the only changes (e.g. rent, commencement date, term tenant improvements, etc.) being those contained in the notice that Lessor delivered to Lessee. Lessee’s failure to notify Lessor in writing within five (5) business days following receipt of Lessor’s notice of Lessee’s intention to exercise its rights to lease either of the First Floor Suites as described herein shall be deemed a rejection of Lessee’s right to lease such space.  If Lessee should not accept Lessor’s offer (whether by notice, inaction or failure of negotiations) and does not present Lessor with a Best and Final Offer, then Lessor shall have four (4) months to consummate a lease with said third party at such terms and conditions as Lessor deems appropriate.  If Lessee presents a Best and Final Offer to Lessor, then Lessor shall have four (4) months to consummate a lease with said third party at such terms and conditions no more favorable to the third party than those contained in the Best and Final Offer.  If during negotiations with the proposed tenant, the proposed lease terms and conditions change to be more favorable to the third party than those contained in the Best and Final Offer, or if the four (4) month negotiation period lapses, then all rights of First Offer shall be reinstated and Lessee shall be granted a new Right of First Offer on the applicable space pursuant to the procedures described above.

This right of first offer to lease additional space shall be personal to Lessee, and, notwithstanding any provision to the contrary contained elsewhere in the Lease, may not be assigned to any person or entity (except to a Permitted Transferee (defined below)).

61.                                 LIEN WAIVER:  Lessor acknowledges Lessee’s right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located in or at the Premises, and Lessor agrees, upon Lessee’s request, to execute the waiver forms attached hereto as Exhibit C releasing liens in favor of any purchase money seller, Lessor or lender who has financed or may finance in the future such items.  Without limiting the effectiveness of the foregoing, provided that no default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at the Lessee’s sole cost and expense (including Lessor’s reasonable attorney fees incurred in relation thereto), execute and deliver any commercially reasonable instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation

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or amendment to any person or entity permitted under this paragraph including Lessor waivers with respect to any of the foregoing.

62.                                 OPTION TO EXTEND:  Provided that Lessee is not then in default under any of the terms, covenants and conditions of the Lease beyond any applicable notice and cure period, Lessor hereby grants to Lessee, subject to the conditions hereinafter set forth, one (1), five (5) year option to extend the Term of this Lease (the “Option Term.”).  This option shall be on all of the same terms and conditions as this Lease, except for Base Rent, which shall be adjusted as set forth in Paragraph 63 below.  This option shall remain personal to Lessee and shall not be transferable to other entities except to a Permitted Transferee.  Lessee shall give Lessor written notification of Lessee’s intent to exercise the option no later than June 1, 2014.  All references to “Term” in the Lease shall include the Option Term as exercised in accordance with the Lease.

63.                                 BASE RENT INCREASES DURING OPTION PERIODS:

On January 1, 2015, the monthly Base Rent shall be increased to $133,334.00

On January 1, 2016, the monthly Base Rent shall be increased to $137,334.00;

On January 1, 2017, the monthly Base Rent shall be increased to $141,454.00;

On January 1, 2018, the monthly Base Rent shall be increased to $145,698.00;

On January 1, 2019, the monthly Base Rent shall be increased to $150,069.00.

64.                                 PERMITTED TRANSFERS:  Notwithstanding anything to the contrary contained in the Lease (including Section 12 thereof), Lessee may assign the Lease or sublease all of the Premises without Lessor’s consent, but with ten (10) days advance written notice to (each, a “Permitted Transferee”): (i) any corporation, partnership or other business entity that controls, is controlled by, or is under common control with Lessee, (ii) any corporation, partnership or other business entity resulting from a merger or consolidation with Lessee, or (iii) to any entity which acquires substantially all of Lessee’s assets or capital stock.  In no event shall any public offering of stock of Lessee on a national stock exchange constitute a transfer requiring Lessor’s consent pursuant to Article 12 of the Lease.   The provisions of Section 12.1(c) are hereby deleted from the Lease.

65.                                 RULES AND REGULATIONS AND USE:  Lessor agrees that the Rules and Regulations attached as Exhibit D to the Lease shall not be changed, revised or enforced in any unreasonable or non-discriminatory way by Lessor, nor modified or added to by Lessor in such a way as to interfere with Lessee’s permitted use of the Premises set forth in the Lease.  Lessor shall not enforce the Rules and Regulations in an unreasonable manner or in a manner which shall unreasonably interfere with the normal and customary use of the Premises by Lessee for the Agreed Use, and Lessor shall not unreasonably interfere with Lessee’s occupancy of the Premises in connection with any Lessor activity in the Building or Project, including, without limitation, repairs or alterations to the Common Areas.

66.                                 EXCLUSIONS FROM OPERATING EXPENSES:

(a)                                  Notwithstanding anything to the contrary in the definition of Operating Expenses and Real Property Taxes set out in the Lease, Operating Expenses and Real Property Taxes shall not include the following, except to the extent specifically permitted by a specific exception to the following:

(i)                                     Any ground lease rental;

(ii)                                  Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Expenditure which is specifically excluded in Paragraph 2.3 of the Lease (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

(iii)                               Costs incurred by Lessor for the repair of damage to the Building, to the extent that Lessor is reimbursed by insurance proceeds;

(iv)                              Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(v)                                 Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services.

(vi)                              Marketing costs including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(vii)                           Expenses in connection with services or other benefits which are not offered to Lessee or for which Lessee is charged for directly but which are provided to another tenant or occupant of the Building;

(viii)                        Costs incurred by Lessor due to the violation by Lessor or any tenant of the terms and conditions of any lease of space in the Building; Exclusions from Operating Expenses, continued.

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(ix)                                Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(x)                                   Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;

(xi)                                Lessor’s general corporate overhead and general and administrative expenses;

(xii)                             Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs;

(xiii)                          Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the Americans with Disabilities Act, including penalties or damages incurred to such non-compliance;

(xiv)                         Tax penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments and/or file any tax or information returns when due:

(xv)                            Costs for which Lessor has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by comparable landlords of Comparable Buildings;

(xvi)                         Costs arising from the negligence or fault of other tenants or Lessor or its agents, or any vendors, contractors, or providers or materials or services selected, hired or engaged by Lessor or its agents;

(xvii)                      Notwithstanding any contrary provisions of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances in or about the Premises, the Building or the Project including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Project by Lessee;

(xviii)                   Costs arising from Lessor’s charitable or political contributions;

(xix)                           Costs arising from latent defects in the base, shell or core of the Building or improvements installed by Lessor or repair thereof;

(xx)                              Costs for sculpture, paintings or other objects of art;

(xxi)                           Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Lessor and/or the Building and/or the Project;

(xxii)                        Costs associated with the operation of the business of the partnership or entity which constitutes Lessor as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the action of Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Building, costs of any disputes between Lessor and its employees (if any) not engaged in Building operation, disputes of Lessor with Building management, or outside fees paid in connection with disputes with other tenants;

(xxiii)                     Any “finders fees”, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Building office, once per year;

(xxiv)                    Any “above-standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Lessee, including related trash collection, removal, hauling and dumping;

(xxv)                       The cost of any magazine, newspaper, trade or other subscriptions;

(xxvi)                    The cost of any training or incentive programs, other than for tenant life safety information services;

(xxvii)                 The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Lessee in writing;

(xxviii)              “In-house” legal and/or accounting fees in excess of the management fees.

(b)                                 In the event any facilities, services or utilities used in connection with the Building are provided from another building owned or operating by Lessor or vice versa, the costs incurred by Lessor in connection therewith shall be allocated to Operating Expenses by Lessor on a reasonably equitable basis.

67.                                 AUDIT RIGHTS RELATING TO OPERATING EXPENSES:  Within sixty (60) days following the end of each Comparison Year, Lessor shall furnish Lessee a statement of the actual expenses incurred by Lessor during the previous Comparison Year compared to the actual expenses incurred by Lessor during the Base Year. If the actual expenses incurred by Lessor during the Comparison Year exceed those expenses incurred by Lessor during the Base Year, Lessee shall pay Lessor its prorata portion of the deficiency within thirty (30) days after delivery of Lessor’s Statement.  At Lessor’s option, the amount of this reimbursement may be estimated annually in advance with estimated payments being due monthly in addition to Base Rent.

For up to sixty (60) days following delivery of Lessor’s Statement, Lessee shall have the right (on not less than ten (10) days prior written notice to Lessor) to audit financial records of Lessor related to Operating Expenses incurred during the previous Comparison

Year as covered by the most recent Lessor’s Statement.  Any audit shall be conducted during normal business hours at Lessor’s office, or any other

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location reasonably designated by Lessor and shall be conducted by a certified public accounting firm reasonably approved by Lessor, provided it is not retained on a contingency or percentage of recovery basis.  Lessee must make any claim to Lessor for an adjustment to the Lessor’s Statement within thirty (30) days of any audit of Lessor’s Statement performed by Lessee.

68.                                 PARKING:  Except for maintenance and emergency, Lessee’s parking privileges shall be available to Lessee twenty-four (24) hours per day, seven (7) days per week, every day of the year, in any location where Lessee shall maintain its parking privileges.  In no event shall Lessee be charged any fee for parking during the Original Term or any Option Term.

69.                                 ALTERATIONS:  Notwithstanding any provision in the Lease to the contrary, including Section 1.2 (a) of the Lease, Lessee shall have the right to, at Lessee’s sole cost and expense (subject to the requirements of Section 7.3 of the Lease applicable to Alterations), install and maintain (i) a “key card” security system in the Building for purposes of protecting the Premises against unauthorized access, and (ii) telephone, data and IT cabling in the Premises.

70.                                 TERMINATION OF FARADAY LEASE:  Effective upon the occurrence of the Commencement Date under the Lease, Lessor shall cause that certain Standard Multi-Tenant Office Lease – Gross (with Addendum attached thereto), dated as of January 30, 2008 (the “Faraday Lease”) by and between Blackmore Signal Hill, a California limited partnership (“Faraday Lessor”) and Lessee for certain premises located at 1555 Faraday Avenue, Carlsbad, California (the “Faraday Premises”) to be terminated on behalf of the Faraday Lessor.  Lessee agrees to accept such termination concurrently therewith and thereafter neither Lessee nor the Faraday Lessor shall have any further obligation under the Faraday Lease except with respect to such matters as are intended to survive the expiration or earlier termination of the Faraday Lease pursuant to its terms.  Lessee shall perform all obligations of the Faraday Lease through the date of termination (including, without limitation, restoring the premises before vacating) and at Faraday Lessor’s request, Lessee and Faraday Lessor shall execute a termination agreement for the Faraday Lease in a commercially reasonable form (but such termination agreement shall not include any termination fee). Faraday Lessor shall have the right to enter into a lease for the Faraday Premises with a third party tenant prior to the scheduled Commencement Date under the Lease, in which event the Faraday Lease termination shall occur on the date that Lessee has effected its computer, data, telephony and furniture, fixture and equipment installations in, and physical move into, already improved space on the first floor of the Building (the “Relocation Space”), such that Lessee can commence business operations therein as the same are then conducted in the Faraday Premises.  Notwithstanding the foregoing, following vacation of the Faraday Premises, Lessee shall pay rent and other charges under the Faraday Lease through the Commencement Date (and shall be entitled to occupy the Relocation Space at no additional charges beyond the amounts to be paid under the Faraday Lease, but shall perform all other obligations under this Lease with respect to its occupancy of the Relocation Space during such period), at which time the terms of the Lease shall govern the Premises as a whole including the Relocation Space.  In no event shall Lessor’s construction activities in the balance of the Premises during such period of relocation from the Faraday Premises adversely affect Lessee’s use or occupancy of the Relocation Space for the conduct of Lessee’s business.  Lessor represents and warrants that the Faraday Lessor is an affiliate of Lessor and Lessor has the authority to cause the termination of the Faraday Lease as contemplated hereinabove.

71.                                 COOPERATION REGARDING RUTHERFORD LEASE:  Lessee currently subleases certain space at 2110 Rutherford Road, Carlsbad, California (“Rutherford Premises”) from a sublandlord that is a tenant of an affiliate of Lessor. The sublease rental rate that Lessee pays at the Rutherford Premises is less than the amount that the landlord of the Rutherford Premises receives from the sublandlord. Lessor and Lessee shall cooperate in good faith to attempt to extend Lessee’s current tenancy at the Rutherford Premises through December 31, 2014, but recognize that the sublandlord must cooperate for such extension to occur.  Such cooperation shall require neither Lessor (or its affiliate) nor Lessee to incur any additional liability or to modify the rents currently being paid or received under the existing lease and sublease arrangements affecting the Rutherford Premises.   If the sublandlord at the Rutherford Premises does not exercise its option to extend its lease, then Lessor shall cause Lessor’s affiliate to enter into a direct lease with Lessee for the Rutherford Premises for the period of July 1, 2012, through December 31, 2014, at a base monthly rent schedule of $123,114.44 for the period of July 1, 2012 through June 30, 2013; $126,807.87 for the period of July 1, 2013 through June 30, 2014; and $130,612.11 for the period of July 1, 2014 through December 31, 2014.

72.                                 ENTIRE AGREEMENT; COUNTERPARTS:  There are no oral agreements between the parties hereto affecting this Addendum and the Lease (collectively herein, the “Lease”), and this Lease supersedes and cancels any and al previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Lessor to Lessee with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  This Addendum may be executed in counterparts, which, when taken together, shall constitute a single document.

73.                                 EXHIBITS:  The following exhibits are attached hereto and made a part hereof:

Exhibit A-1– Floor Plan-Suite 100;

Exhibit A-2– Floor Plan-Suite 106;

Exhibit A-3– Floor Plan-Suite 200;

Exhibit B – Site Plan;

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Exhibit C - Landlord Waiver and Consent Form;

Exhibit D – Building Rules and Regulations;

Exhibit E-1- Condition of Building Upon Possession-Suite 100;

Exhibit E-2- Condition of Building Upon Possession-Suite 106;

Exhibit E-3- Condition of Building Upon Possession-Suite 200;

Exhibit F-1 – Suite 103 Floor Plan;

Exhibit F-2 – Suite 104 Floor Plan.

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Addendum as of the date first written above.

LESSOR:		LESSEE:

ALLEN JOSEPH BLACKMORE, TRUSTEE OF THE BLACKMORE FAMILY TRUST, RESTATED 1995		GENOPTIX, INC., A DELAWARE CORPORATION

By:	/s/ Allen J. Blackmore, TTE	By:	/s/ Tina Nova Bennett
Allen Joseph Blackmore, Trustee
of the Blackmore Family Trust
Restated 1995, General Partner

Date:	4/15/08	It’s:	President & CEO
(title of officer)

		Date:	4/15/08

		By:	/s/ C.V. Kuhlen

		Its:	VP, General Counsel

		Date:	4/15/08

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EXHIBIT B

TENANT IMPROVEMENT AGREEMENT

This Tenant Improvement Agreement (“Agreement”) is entered into as of April 14, 2008, between Allen Joseph Blackmore, Trustee of the Blackmore Family Trust Restated 1995 (“Lessor”) and Genoptix, Inc., a Delaware corporation (“Lessee”), in connection with the execution of the Lease (with Addendum attached thereto) between Lessor and Lessee executed simultaneously with this Agreement (“Lease”).  This Agreement is the “Work Letter” referred to in said Lease.  Lessor and Lessee hereby agree as follows:

1.                                       General.

a.                                       The purpose of this Agreement is to set forth how the interior improvements on the second floor of the Premises, including, without limitation, offices, employee services facilities, demising walls, window coverings and floor covering (“Tenant Improvements”) are to be constructed, who will perform the construction of the Tenant Improvements, and who will pay for the construction of the Tenant Improvements. The Premises are located on the 2nd floor of the multi-tenant building located at 1811 Aston Avenue, Carlsbad, California (“Building”).  The first floor of the Premises has already been improved and is not part of this Agreement (although it is included in the definition of “Premises” in the Lease).

b.                                      Except as defined in this Agreement to the contrary, all terms utilized in this Agreement shall have the same meaning as the defined terms in the Lease.

c.                                       The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

2.                                       Designer/Architect.  The plans for the Tenant Improvements shall be prepared by Richard Yen & Associates, or such other designer approved by Lessor and Lessee (“Designer”) who is familiar with the design of the Building and with all Applicable Requirements applicable to construction and completion of the Tenant Improvements and the customary tenant improvements for Class A office buildings in Carlsbad, California.  The cost of the space planning, architectural and engineering services (including “value engineering” services) relating to the preparation of the plans for the Tenant Improvements shall be included in the cost of the Tenant Improvements in an amount not to exceed $2.00 per usable square foot of the Premises.  Lessor shall contract with the Designer.

3.                                       Preparation of Plans and Construction Schedule for Tenant Improvements.  Lessor has provided instructions and Building background drawings to the Designer specifically identified above prior to the execution of the Lease (or, if such identified Designer is yet to be selected by the parties, promptly after such selection) to complete the plans and specifications, and Lessor shall contract on behalf of Lessee for the construction of the Tenant Improvements and supervise the Contractor in accordance with the following schedule:

a.                                       Upon the execution of the Lease, Lessee shall provide Designer with sufficient information to allow Designer to prepare preliminary Schematic Drawings (“Schematic Drawings”) for the Tenant Improvements, which Schematic Drawings shall be delivered to Lessor and Lessee upon completion.  Upon receipt of the Schematic Drawings, if such Tenant Improvements are of a nature that are inconsistent with either customary improvements for Class A office space in Carlsbad, California or Building Standard Tenant Improvement Items (as defined below), then Lessor shall notify Lessee of such proposed improvements, if any, that Lessee will need to remove and restore the Premises to the existing condition at the termination or expiration of the Lease so that Lessee can modify its proposed improvement plans accordingly.  Except with respect to such non-standard tenant improvements that Lessor has disapproved as provided hereinabove and which Lessee nonetheless elects to have Lessor construct, Lessee shall have no obligation to remove any of the Tenant Improvements.

b.                                      Lessee shall approve such Schematic Drawings not later than five (5) business days of receipt or designate by written notice to Lessor the specific changes required to be made to the Schematic Drawings, which Lessor shall make as soon as reasonably possible.  Lessee’s failure to give notice within such five (5) business day period of receipt shall be deemed an approval of the Schematic Drawings.

c.                                       After Lessee has approved the Schematic Drawings, Lessor shall cause the Designer to prepare and deliver to Lessee final Construction Documents (“Plans”) which shall be defined as, and shall consist of, complete architectural plans (inclusive of Schematic Drawings) and construction detail and specifications necessary to allow the Contractor to build the Tenant Improvements in accordance with the final Plans. The term “Tenant Improvements” shall mean all improvements shown on the final Plans as approved by Lessee and Lessor under this Agreement.

d.                                      Lessee shall approve such Plans within three (3) business days of receipt or designate by written notice to Lessor the specific changes required to be made to such Plans, which Lessor shall cause Designer to make as soon as reasonably possible following Lessor’s approval.  Lessee’s failure to give notice within such three (3) business day period shall be deemed an approval of the Plans.

e.                                       The Tenant Improvements shall not affect the Building’s structure, systems (excluding HVAC and utilities hook-ups to service the Premises), equipment or appearance (including, without limitation, any modification of the existing lobby, core or other improvements in the Building) except as expressly agreed to by Lessor or as required under Applicable Requirements, shall incorporate the “Building Standard Tenant Improvement Items” as described on Schedule “1” attached hereto and otherwise shall be consistent with tenant improvements in Class A office space in Carlsbad, all as determined in Lessor’s sole and absolute discretion.  Prior to final approval of the Plans, Lessor shall have the right to disapprove any Tenant Improvements requested by Lessee that Lessor determines do not at least meet the minimum of the above standards (“Landlord’s Minimum Standard”).

4.             Construction of Tenant Improvements.

a.                                       Lessor, as soon as this Agreement is executed, shall make arrangements for Reno Contracting, Inc. (“Contractor”) to construct the Tenant Improvements as indicated on the Plans as soon as commercially possible and consistent with industry custom and practice. Although Lessor will enforce the contract with Contractor to have the Tenant Improvements completed as soon as reasonably possible, Lessor shall not be liable for delay in the construction of the Tenant Improvements that cause the date of Substantial Completion to occur after December 31, 2008 (as extended by delays due to Lessee’s breach of its obligations hereunder or due to a delay arising from a Change Order requested by Lessee) except to the extent that such delay is caused by (i) Lessor’s failure to respond to Schematic Drawings or Plans within three (3) business days of their submission to Lessor, (ii) any willful misconduct by Contractor which actually delays completion of the Tenant Improvements, and (iii) Lessor’s gross negligence or intentional misconduct.  Lessor shall direct Contractor to secure independent bids from three (3) subcontractors mutually acceptable to Lessor and Lessee (to the extent that such bids are reasonably available) for each trade (except for HVAC, fire safety, plumbing and electrical, for which the same subcontractors that completed lobby and core work and first floor tenant improvements at the Building will perform the work for such items in the Premises).  Unless mutually agreed by Lessor and Lessee, the lowest bidding subcontractor shall be retained by Contractor to perform the work.  Lessee shall be provided with the bid packages submitted for bid and, based on the winning bids, a budget of Total Costs (defined below) shall be prepared by Contractor and submitted to Lessor and Lessee for final approval (the “Approved Budget”). In connection with its approval of the Approved Budget, subject to Landlord’s Minimum Standard, Lessee shall have the right to eliminate or modify any elements of the Tenant Improvements and cause the Total Cost estimate to be revised accordingly, however Lessee shall be solely liable for any additional cost or delay in completion of the Tenant Improvements resulting therefrom.  Lessee shall have the benefit of the lowest pricing Contractor provides to Lessor for comparable construction on other properties owned by Lessor or its affiliated companies.

b.                                      Lessor shall not be paid a separate fee in connection with Lessor’s obligations set forth in this Agreement with respect to reviewing the design and construction of the Tenant Improvements for the Premises and supervising Contractor in the construction of the Tenant Improvements.

5.                                       Lessee Representative.  Lessee will designate a representative with decision making authority to attend the Tenant Improvement Construction Meetings that shall occur on a weekly basis or as needed in order to ensure that the construction process progresses smoothly and on schedule.

6.                                       Tenant Improvement Allowance.  The cost of the planning, design and construction of the Tenant Improvements (“Total Cost”) shall be at Lessee’s sole and entire cost except for the Allowance (defined below). The Total Cost shall include all direct and indirect costs and expenses incurred by Lessor relating to the Tenant Improvements as indicated by the Plans, as modified, including, without limitation, all direct and indirect costs related to the architectural, engineering and inspection fees, construction management fees, the costs of the Schematic Drawings and the Plans, payments made under all construction contracts, premiums for all bonds and insurance, all sales, use or similar taxes relating to the construction of the Tenant Improvements, permit fees and other governmental fees, losses and expenses not compensated by insurance or otherwise sustained by Lessor, blueprinting expenses and all other ordinary and reasonable expenses incurred by Lessor applicable to the construction of the Tenant Improvements all as shown on the Approved Budget, excluding costs required to bring the Building or Project into compliance with Applicable Requirements.  Lessor represents and warrants that the existing construction in the Project and the Building complies with Applicable Requirements (including, without limitation, the Americans with Disabilities Act requirements applicable to the Project and Building for normal office use). Except with respect to modifications to the Project or the Building (outside of the Premises) that are necessary to comply with Applicable Requirements, Lessor shall have no obligation to make any modifications to the Premises or the Building following the execution of this Agreement and any such changes to the Premises or the Building related to Lessee’s occupancy of the Premises shall be included in the Total Cost. Lessor will provide a Tenant Improvement allowance of $60.00 per useable square foot of the second floor of the Premises (which the parties agree consists of 24,494 useable square feet) (“Allowance”); provided, however, for avoidance of doubt, the cost of compliance with American with Disabilities Act requirements for portions of the Building and Project outside of the Premises as a result of the initial Tenant Improvements shall be at Lessor’s sole cost and expense. If the estimated Total Cost of the Tenant Improvements under the Approved Budget exceeds the Allowance, then Lessee shall pay such overage to Lessor (within five business days after Lessor’s written request) at the time that at least 75% of the Allowance has been expended for the costs of construction of the Tenant Improvements.  If Lessee requests a Change Order in the Tenant Improvements from that shown on the Plans and the additional cost of the Change Order causes the Total Cost under the Approved Budget to exceed the Allowance, then, the Approved Budget shall be modified to include the cost of such Change Order and Lessee shall pay such additional cost of the Change Order to Lessor before the Change Order is approved. Lessor shall perform the services of fund control with respect to the construction costs and shall disburse funds on a percentage of completion basis as construction progresses thereon.  When all the Tenant Improvements are Substantially Complete, if the Total Cost of the Tenant Improvements is less than the sum of the Allowance plus any amounts Lessee paid to Lessor, then Lessor shall apply the entirety of such overage to the Base Rent due under the Lease commencing on the date that Base Rent is first due until fully expended.

7.                                       Substantially Complete.  Lessor shall use diligent efforts to cause Substantial Completion of the Tenant Improvements (as defined in Section 50 of the Lease) to occur on or before January 1, 2009, and Lessee shall cooperate therewith in the timely performance of its obligations hereunder.  The actual date of Substantial Completion shall not impact the Commencement Date of the Term of the Lease, but no rent shall be payable under the Lease by Lessee until Substantial Completion has occurred except to the extent of Lessee’s breach of its obligations hereunder or due to a delay arising from a Change Order requested by Lessee as provided below.

a.                                       If Lessee delays the date of Substantial Completion due to Change Orders or the non-timely response to clarification or direction requested by the Designer, Contractor or Lessor, such delays shall not cause any delay in the Commencement Date of the Lease nor shall it delay Lessee’s obligation to pay rent for the Premises.

b.                                      Whenever possible and practical, Lessor will utilize, for the construction of the Tenant Improvements, the items and materials designated in the Plans.  However, whenever Lessor determines in its judgment that it is not practical or efficient to use such materials, Lessor shall have the right to substitute comparable items and materials.  However, if such substitute materials increase the cost of construction or operate to delay Substantial Completion, then Lessor shall not make such substitution without the consent of Lessee.

c.                                       If the date of Substantial Completion occurs before the scheduled Commencement Date, then Lessee shall be entitled to occupy the Premises during the period commencing on the date of Substantial Completion and ending on the Commencement Date without payment of monthly Base Rent or Operating Expenses during such period, but all other obligations of Lessee under the Lease shall apply.  The foregoing shall be without prejudice to Lessee’s early occupancy rights under the Lease.

8.                                       Change Orders.  If Lessee requests any changes to the Plans other than those that are necessary due to acts or omissions of Lessor or the Designer (“Change Order”), Lessor shall not unreasonably withhold its consent to any such Change Order, provided the

Change Order does not materially affect the Building’s structure, systems, equipment or appearance (including, without limitation, any modification of the existing lobby, core or other improvements in the Building) unless such Change Order is required to comply with Applicable Requirements, and does not result in the use of materials in the construction of the Tenant Improvements of a lesser quality than the Building Standard Tenant Improvement Items. Lessee shall request Change Orders in writing consistent with the provisions of Paragraph 3 of this Agreement and if the Change Order increases the cost of the Tenant Improvements, then Lessee shall pay such increased costs to Lessor before the request is approved if the additional cost of the Change Order exceeds the Allowance.

9.                                       No Lessor Liability.  Lessor shall not be liable for any loss, cost, damage, or expense incurred or claimed by Lessee or any other person or party on account of the construction or installation of the Tenant Improvements or any other improvements to the Premises made by Lessee, except to the extent caused by Lessor’s negligence, recklessness or intentional acts. Lessee agrees and understands that Lessor shall not be the guarantor of, nor responsible for, the correctness or accuracy of any Plans, the compliance of such Plans with applicable laws or the operation of the Tenant Improvements in the Premises. Lessor assumes no liability or responsibility resulting from the failure of the Lessee to comply with applicable governmental laws, codes and regulations or for any defect in any of the Tenant Improvements or other alteration to the Premises made by Lessee.  Notwithstanding the foregoing, Lessor shall enforce for the benefit of Lessee all contracts, warranties, indemnities and guaranties applicable to the design and construction of the Tenant Improvements.  Lessee shall indemnify, defend and hold Lessor harmless from and against claims for personal injury or property damage to the extent caused by Lessee’s gross negligence and intentional misconduct in connection with its entry onto and activities on the Premises during the construction of the Tenant Improvements.

10.                                 Future Improvements by Lessee to the Premises.  In the event that Lessee shall desire to perform future improvements to the Premises during the term of the Lease or any extension thereof, Lessee shall construct such improvements in accordance with the terms and conditions of the Lease.

11.                                 Default.  Any default by Lessee or Lessor under the terms of this Agreement, subject to applicable notice and cure periods, shall constitute a default under the Lease and shall entitle the other to exercise all remedies set forth in the Lease.  The defaulting party shall have all rights to remedy such default pursuant to the provisions of the Lease.

12.                                 Reasonable Diligence and Cooperation.  Both Lessor and Lessee agree to use reasonable diligence and cooperation in performing all of their respective obligations and duties under this Agreement and in proceeding with the construction and completion of all Tenant Improvements in the Premises.

LESSOR:

/s/ Allen J. Blackmore, TTE
Allen Joseph Blackmore, Trustee of
the Blackmore Family Trust Restated 1995

LESSEE:

GENOPTIX, INC.,
a Delaware corporation

By:	/s/ Tina Nova Bennett

Its:	President & CEO
(title of officer)

By:	/s/ C.V. Kuhlen

Its:	VP, General Counsel
(title of officer)

SCHEDULE “1”

Building Standard Tenant Improvement Items

1.             DEMISING WALLS

a.                       Demising walls:  (For stud heights =< 14’-9”) 3-5/8” x 25 ga. Metal studs at 24”o.c. with 5/8” Type ‘x’ Gyp Bd.  Attach with 1” Type ‘S’ screws at 8” o.c. vert. And 12” o.c. at bottom and top track and at intermediate studs.  Complete and full height from floor to structure above.  Set bottom tack in two (2) beads of silicon sealant.  Provide slip track at top of demising wall where attaching to building structure.

b.                      Wall Insulation:  3” unfaced fiberglass batt insulation.

c.                       Finish:  Level 4 finish in accordance with ASTM C 840 Gypsum Association standard GA-214-96.

d.                      Sound Rating:  Minimum STC 49.

2.             INTERIOR PARTITIONS

a.                       Interior Partitions:  (For stud heights =< 14’-9”) 3-5/8” x 25 ga. Metal studs at 24”o.c. with 5/8” Type ‘x’ Gyp Bd.  Attach with 1” Type ‘S’ screws at 8” o.c. vert. And 12” o.c. at bottom and top track and at intermediate studs.

b.                      Wall Insulation:  3” unfaced fiberglass batt insulation, where required for sound attenuation.

c.                       Finish:  Level 4 finish in accordance with ASTM C 840 Gypsum Association standard GA-214-96.

3.             INTERIOR DOORS, FRAMES, AND SIDELIGHTS

a.                       Interior Doors:  3’-0” x 8’-10” x 1-3/4” thick solid core, plain sliced, Grade ‘A’ per WDMA I.S. 1-A (1993), book matched, Am. Cherry veneer, stained per Architect’s sample.

b.                      Frames:  Pre-finished metal door frame; fire-rated assembly (20-min.) where required.

c.                       Sidelights:  Integral sidelights with 1/4” clear tempered float glass.

4.             DOOR HARDWARE

a.                       Hardware:  Standard hardware sets as required for each door.

b.                      Mortise Locksets:  Schlage, L Series Mortise Lockset at tenant entry door, or as required, Athens lever, 626

c.                       Cylinder Locksets:  Schlage, D Series, Athens lever, 626.

5.             ACOUSTICAL CEILINGS

a.                       Metal Suspension System, Standard:  Armstrong World Industries, Inc., Superfine XL 9/16” Exposed Tee System, white.

b.                      Metal Suspension System (Optional Upgrade):  Armstrong World Industries, Inc., Interlude XL 9/16” Dimensional Tee System, white.

c.                       Acoustical Panels:  Armstrong World Industries, Inc., Dune, fine textured, white, 15/16” angled tegular, 24” x 24”.

d.                      Ceiling heights shall be maintained at a minimum of 9’-0” above finish floor, except at certain feature areas or soffits.

6.             WALL BASE

a.                       Carpet Base:  4” carpet base at carpeted floors, to match adjacent carpet.

b.                      Resilient Wall Base (at VCT or linoleum flooring):  4” rubber top-set carpet base, smooth.  Color:  to be selected from manufacturer’s standard colors.

7.             FLOOR COVERING

a.                       Carpet:

1.               Cut pile carpet: Equal to Prince Street; Entendre [Tip Sheared]; 409806 Biomass.

2.               Level loop carpet: Equal to Shaw- 5A036 Kendari.

b.                      Vinyl composition Tile:  Armstrong, Excelon, 12” x 12”, 1/8 gage. Color to be selected from manufacturer’s standard colors.

c.                       Linoleum Floor Covering:  Armstrong World Industries, Inc., Marmoette sheet linoleum floor covering.  Color and pattern to be selected from manufacturer’s standard colors.

8.             PAINT

a.                       Interior Paint:  ICI, Frazee, or Dunn-Edwards, Flat latex interior wall paint.  Colors to be selected from manufacturer’s standard colors.

9.             ARCHITECTURAL WOODWORK

a.                       Plastic Laminate Cabinets:  WIC Premium grade, frameless, flush overlay, high-pressure decorative laminate by Nevamar.  Color and pattern to be selected from manufacturer’s standard selection.

10.           WINDOW TREATMENT

a.                       Vertical Blinds:  3 1/2” flat vinyl vanes, perforated, white.

11.           HVAC SYSTEMS

a.                       Water source heat pumps for the primary air systems, condenser water piping, main supply air ducts, main

12.           LIGHTING CONTROL

a.                       A/B switching  as required, “Decora” swiches, white.

13.           LIGHTING

a.                       Recessed Fluorescent Fixtures:  Columbia Lighting, Stratus, STR24-3, 2’x4’ 3 lamp, linear indirect recessed luminaire, white.

b.                      Recessed Downlight:  Prescolite, Virtual Source, Compact Fluorescent Downlight, 8” aperature.